Exhibit 99.1

Investor Contact: Larry P. Kromidas
(314) 480-1452
Email: lpkromidas@olin.com
News

Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105

FOR IMMEDIATE RELEASE

Olin to Present at the Citi 2015 Basic Materials Conference in December

Clayton, MO, November 13, 2015 - Olin Corporation’s (NYSE: OLN) senior management will be presenting at the Citi 2015 Basic Materials Conference in New York City at 2:00 P.M. Eastern on December 1st. During this conference, Olin’s senior management will also be available for one-on-one meetings with investors.

A copy of the presentation slides for this conference will be available the evening prior to the event to investors, news media and the general public on Olin’s web site in the Investors section under Investor Presentations.

Olin Corporation is a leading vertically-integrated global manufacturer and distributor of chemical products and a leading U.S. manufacturer of ammunition. The chemical products produced include chlorine and caustic soda, vinyls, epoxies, chlorinated organics, bleach and hydrochloric acid. Winchester’s principal manufacturing facilities produce and distribute sporting ammunition, law enforcement ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.
Visit www.olin.com for more information on Olin.

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